UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

                        |_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
                            PERMITTED BY RULE 14A-6(E)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             SOUTHERN UNION COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 3 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             SOUTHERN UNION COMPANY
                          ONE PEI CENTER, SECOND FLOOR
                        WILKES-BARRE, PENNSYLVANIA 18711


                               September 27, 2004


Dear Stockholder:


You are cordially invited to attend the Annual Meeting of Stockholders of Southern Union Company (the "Company") to be held at 11:00 a. m. (Eastern Time) on Thursday, October 28, 2004 at The Regency, 540 Park Avenue at 61st Street, New York, New York. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.


Following the formal business session, there will be an informal presentation about the present status of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you plan to attend the meeting on October 28, 2004 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,


                                             Sincerely,

                                             /S/ GEORGE L. LINDEMANN
                                             ------------------------------
                                             GEORGE L. LINDEMANN
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER

                                TABLE OF CONTENTS



Notice of Annual Meeting of Stockholders.......................................i

Defined Terms.................................................................ii

Questions and Answers..........................................................1

Proposals to be Voted Upon.....................................................3

Board of Directors.............................................................4
 Board Size and Composition....................................................4
 Board Committees and Meetings.................................................5
 Code of Ethics ...............................................................6
 Director Independence ........................................................6
 Board Compensation............................................................6
 Directors' Deferred Compensation Plan.........................................7

Report of the Audit Committee..................................................7

Independent Auditors...........................................................8

Compensation Committee Report on Executive Compensation........................8

Executive Officers and Compensation...........................................10
 Executive Officers Who Are Not Directors.....................................10
 Executive Compensation.......................................................11
 Summary Compensation Table...................................................11
 Option Grants in 2004........................................................12
 Options Exercised in 2004 and 2004 Year-End Values...........................13
 Retirement Benefits..........................................................13
 Employment Contracts, Termination of Employment and Change-In
  Control Arrangements........................................................14
 Compensation Committee Interlocks and Insider Participation..................15
 Section 16(a) Beneficial Ownership Reporting Compliance......................15

Security Ownership............................................................16

Common Stock Performance Graph................................................18

Certain Relationships.........................................................18

The Company's 2004 Annual Report..............................................19

APPENDIX A     Amended and Restated Audit Committee Charter

                             SOUTHERN UNION COMPANY
                          ONE PEI CENTER, SECOND FLOOR
                        WILKES-BARRE, PENNSYLVANIA 18711

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 28, 2004


To the Holders of Common Stock of SOUTHERN UNION COMPANY:

The 2004 Annual Meeting of Stockholders of Southern Union Company, a Delaware corporation, will be held at The Regency, 540 Park Avenue at 61st Street, New York, New York on Thursday, October 28, 2004 at 11:00 a. m. (Eastern Time) to consider and take action upon the following:

(i) the election of three persons to serve as the Class II directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Stockholders of record of the Company's Common Stock at the close of business on September 8, 2004 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be maintained in the Company's office at One PEI Center, Wilkes-Barre, Pennsylvania 18711, for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                 By Order of the Board of Directors,

                                 /s/ DENNIS K. MORGAN
                                 -------------------------------
                                 DENNIS K. MORGAN
                                 SECRETARY




Wilkes-Barre, Pennsylvania
September 27, 2004

                                 DEFINED TERMS



"1992 PLAN" means Southern Union's 1992 Long Term Stock Incentive Plan.

"2003 PLAN" means Southern Union's 2003 Stock and Incentive Plan.

"401(K) PLAN" means Southern Union's Savings Plan.

"BOARD" or "BOARD OF DIRECTORS" means Southern Union's Board of Directors.

"BONUS PLAN" means Southern Union's Executive Incentive Bonus Plan.

"COMMON STOCK" means Southern Union's Common Stock.

"COMPANY" or "SOUTHERN UNION" or "WE" means Southern Union Company.

"DIRECTORS' PLAN" means Southern Union's Directors' Deferred Compensation Plan.

"PENNSYLVANIA INCENTIVE PLAN" means the Pennsylvania Division Stock Incentive Plan that was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

"PENNSYLVANIA OPTION PLAN" means the Pennsylvania Division 1992 Stock Option Plan that was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

"STOCK PLAN" means Southern Union's Executive Deferred Stock Plan in which the participant has deferred receipt of the stock from their options exercise that is held in the trust for the Stock Plan.

"SUPPLEMENTAL PLAN" means Southern Union's Supplemental Deferred Compensation Plan.

                             SOUTHERN UNION COMPANY
                          ONE PEI CENTER, SECOND FLOOR
                        WILKES-BARRE, PENNSYLVANIA 18711

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about September 29, 2004, is solicited by Southern Union Company in connection with the Annual Meeting of Stockholders to be held on October 28, 2004.

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:   WHAT AM I VOTING ON?

A: Election of Kurt A. Gitter, Adam M. Lindemann and George Rountree, III as Class II directors (See page 3 for more details.)

--------------------------------------------------------------------------------
Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on the Record Date, September 8, 2004, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. With respect to the election of directors, stockholders have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares he or she holds multiplied by the number of directors to be elected at the Annual Meeting, which is three. The Bylaws of the Company require that a stockholder who intends to exercise cumulative voting rights at the Annual Meeting must give written notice to the Secretary of the Company no later than ten days after notice of the Annual Meeting was first sent to stockholders.
--------------------------------------------------------------------------------

Q:   HOW DO I VOTE?

A: Sign and date each Proxy Card you receive and return it in the prepaid envelope. If you are the holder of record and do not mark any selections, your Proxy Card will be voted in favor of the three nominees. If you are a beneficial owner and you do not mark any selections, your broker may vote your shares concerning the three nominees. You have the right to revoke your proxy at any time before the Annual Meeting by (1) notifying Southern Union's Corporate Secretary, (2) attending the Annual Meeting and voting in person or (3) returning a later-dated proxy. If you return your signed Proxy Card, but do not indicate your voting preferences, the proxy will be voted on your behalf FOR the three nominees.

     The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Annual Meeting. If a proposal other than the election described in the Notice is properly presented at the Annual Meeting, your signed proxy card gives authority to each of George L. Lindemann and Thomas F. Karam, members of the Board of Directors, to vote on such matters. They intend to vote in accordance with their best judgment.

     STOCKHOLDERS SHOULD NOT SEND PROXIES TO THE COMPANY. Holders of record with stock certificates should send their proxies to EquiServe Trust Company, N.A., PO Box 43010, Providence, Rhode Island 02940-3010. Beneficial holders should return their proxies in accordance with instructions they receive from their broker, bank or other custodian, nominee, fiduciary or agent.

--------------------------------------------------------------------------------

Q:   IS MY VOTE CONFIDENTIAL?


A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

--------------------------------------------------------------------------------
Q:   WHO WILL COUNT THE VOTE?

A: Representatives of the Company and its legal counsel, Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of election.
--------------------------------------------------------------------------------
Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It is an indication that your shares are registered differently or are in more than one account, including your accounts in Southern Union's Direct Stock Purchase Plan, or any director or employee benefit plan held in custody by a trustee. Sign and return all proxy cards to ensure that all your shares are voted.

--------------------------------------------------------------------------------
Q:   WHAT CONSTITUTES A QUORUM?

A: As of the Record Date, 81,885,167 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy card, then your shares will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain or withhold your vote, it will have the same effect as a vote AGAINST the proposal to elect the three directors. Abstentions and broker non-votes will be counted as part of the quorum but will not be part of the voting power present.

--------------------------------------------------------------------------------
Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A:   All stockholders of record as of the Record Date can attend.

--------------------------------------------------------------------------------
Q. WHEN ARE THE 2005 STOCKHOLDER PROPOSALS DUE?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by May 31, 2005, to Dennis K. Morgan, Corporate Secretary, Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711.

--------------------------------------------------------------------------------
Q: HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE CONSIDERED FOR ELECTION AS A DIRECTOR OF SOUTHERN UNION?

A: Any stockholder may recommend any person as a nominee for director of Southern Union by submitting such recommendation in writing to the Company's Secretary at least 45 days before an annual meeting (which date was September 14, 2004 for this year's Annual Meeting) or no later than ten days after the date of the notice of a special meeting. The notice must include certain information about the nominating stockholder and the nominee(s). Certain persons are disqualified by the Bylaws from serving as directors. A copy of the relevant Bylaws provisions may be obtained from the Company's Secretary. As of the date of this Proxy Statement, no stockholder has nominated any person to serve as a director of the Company.

--------------------------------------------------------------------------------
Q:   WHO PAYS FOR THIS PROXY SOLICITATION?

A: Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.

                           PROPOSALS TO BE VOTED UPON

1.   ELECTION OF DIRECTORS

     Nominees for election this year are Kurt A. Gitter, Adam M. Lindemann and George Rountree, III. Each has consented to serve a three-year term. (See page 4 for more information.) The Board of Directors has determined that five of the nine directors are independent directors under the New York Stock Exchange listing requirements.

     Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election. Your Board recommends a vote FOR election of these directors.

     If any director declines or becomes unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors. If no substitute is designated, votes will be cast according to the judgment of George L. Lindemann and Thomas F. Karam. If cumulative voting is in effect by any stockholder, unless authority is withheld, George L. Lindemann and Thomas F. Karam may allocate the votes represented by a proxy received by management in the manner they deem proper in their best judgment.

                               BOARD OF DIRECTORS

                           BOARD SIZE AND COMPOSITION

The Board of Directors of the Company is comprised of nine directors and is divided into three classes, each of which serves a staggered three-year term. The terms of the Class II directors expire at the Annual Meeting. The Class III directors will serve until the 2005 Annual Meeting of Stockholders and the Class I directors will serve until the 2006 Annual Meeting of Stockholders. Nominated by the Corporate Governance Committee, this year's Nominees, Kurt A. Gitter, Adam M. Lindemann and George Rountree, III, are the Class II directors standing for election for a three-year term of office expiring at the 2007 Annual Meeting of Stockholders or when their successors are duly elected and qualified.

The following pages contain information concerning the Nominees, current directors and the directors whose terms of office will continue after the meeting.

NOMINEES
CLASS II - TERM EXPIRES IN 2004

KURT A. GITTER, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Director since 1995.
Age: 67.

ADAM M. LINDEMANN co-founded and has been a member of the Board of Managers of Mega Communications ("Mega"), a Spanish radio group serving the East Coast of the United States, since 1998. Since 2002 Mr. Lindemann has been managing the operations of Mega. Mr. Lindemann had managed investments for Lindemann Capital Partners, L.P. from 1996 to 2002. Previously, he had been employed in different capacities in the investment services industry. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Director since 1990. Age: 43.

GEORGE ROUNTREE, III has been an attorney in private practice in Wilmington, North Carolina since 1962. In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame. Director since 1990. Age: 71.

  THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS CLASS II DIRECTORS.

DIRECTORS CONTINUING IN OFFICE
CLASS III - TERM EXPIRES IN 2005

GEORGE L. LINDEMANN has been Chairman of the Board, Chief Executive Officer, a director and Chairman of the Executive Committee of the Board of Directors of Southern Union since 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. ("Metro Mobile") from its formation in 1983 until April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a family investment entity, since 1982. Age: 68.

DAVID BRODSKY primarily has been a private investor for more than the past five years. He was formerly Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001. Director since May 2002. Mr. Brodsky is also a director of Harris Interactive Inc. Age: 67.

THOMAS F. KARAM has been President and Chief Operating Officer of Southern Union since May 2001. From November 1999 to April 2001 Mr. Karam was Executive Vice President of Corporate Development of the Company, and President and Chief
Operating Officer of PG Energy, a division of the Company. Director since November 1999. Previously, he had been President and Chief Executive Officer of Pennsylvania Enterprises, Inc., from 1996 until 1999 when it was acquired by the Company. From September 1995 to August 1996, he was Executive Vice President of Pennsylvania Enterprises, Inc. Age: 45.

CLASS I - TERM EXPIRES IN 2006

JOHN E. BRENNAN has been Vice Chairman of the Board and Assistant Secretary of Southern Union since 1990. Mr. Brennan had been President and Chief Operating Officer of Metro Mobile until April 1992. Director since 1990. Age: 58.

FRANK W. DENIUS has been Chairman Emeritus of Southern Union since 1990. Since 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company. Director since 1976. Age: 79.

RONALD W. SIMMS has been Chief Executive Officer of Petroleum Services Company, Inc. since 1980. He has also been Chairman of the Board of Directors and Chief Executive Officer of Mountain Productions, Inc. since 1994. Mr. Simms was Chairman of the Board of Directors of Pennsylvania Enterprises, Inc. and, upon its acquisition by Southern Union in November 1999, became a director of the Company. Age: 64.

                          BOARD COMMITTEES AND MEETINGS

EXECUTIVE COMMITTEE. The Board of Directors has an Executive Committee, currently composed of Messrs. George Lindemann (Chairman), Brennan and Karam. The Executive Committee held six meetings and acted by unanimous written consent on seventeen occasions during fiscal year 2004. During the intervals between meetings of the Board of Directors, this committee has the authority to, and may exercise all of the powers of, the Board of Directors in the management of the business, property and affairs of the Company in all matters that are not required by statute or by the Company's Restated Certificate of Incorporation or Bylaws to be acted upon by the Board. This committee must exercise such authority in such manner as it deems to be in the best interests of the Company and consistent with any specific directions of the Board.

AUDIT COMMITTEE. The Board of Directors has an Audit Committee, currently composed of independent directors Messrs. Denius (Chairman), Brodsky and Simms. The Audit Committee met 13 times during fiscal year 2004. This Committee has the duties outlined in the Amended and Restated Audit Committee Charter, filed herewith as Appendix A, which includes the power to directly appoint the Company's independent auditors, sole authority to review their charges for services, and the responsibility to review the scope and results of the audits performed, the adequacy and operation of the Company's internal audit function, and the duty to perform such other functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board. In addition, the Board has determined that Messrs. Denius, Brodsky and Simms are all "financial experts" within the meaning of the current rules of the Securities and Exchange Commission.

COMPENSATION COMMITTEE. The Board formed a Compensation Committee in July 2003, currently composed of independent directors Messrs. Brodsky (Chairman), Gitter and Denius (except as to certain tax related matters). The Compensation Committee met six times during fiscal year 2004. This Committee: (i) determines the appropriate level of compensation for certain officers of Southern Union;
(ii) administers the 2003 Plan and determines grants to be made under the 2003 Plan; (iii) administers the Executive Incentive Bonus Plan; and (iv) will review and recommend to the Board any changes to director compensation. The Board of Directors has adopted a charter for the Committee, which is available at HTTP://WWW.SOUTHERNUNIONCO.COM.

CORPORATE GOVERNANCE COMMITTEE. The Board formed a Corporate Governance Committee in July 2003, currently composed of independent directors Messrs. Simms (Chairman), Brodsky and Denius. This Committee oversees all matters of corporate governance for Southern Union including Board nominee evaluations and recommendations to the full Board. The Corporate Governance Committee met two times during fiscal year 2004. The Board of Directors has adopted a charter for the Committee, which is available at HTTP://WWW.SOUTHERNUNIONCO.COM.

In evaluating and determining whether to nominate a candidate for a position on the Company's Board, the Corporate Governance Committee will consider the criteria outlined in the Committee's charter, which criteria include experience, skill, background and independence. In evaluating candidates for nomination, the Committee utilizes a variety of methods. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, stockholders, professional search firms or officers. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate's name and qualifications for Board membership and should be addressed to Dennis
K. Morgan, Corporate Secretary, Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711.

INVESTMENT COMMITTEE. The Board of Directors has an Investment Committee currently composed of Messrs. Gitter (Chairman), Adam Lindemann and Rountree who have the authority to make decisions regarding the Company's benefit plans. Such duties include the selection and monitoring of trustees and record keepers, monitoring of investment selection and performance, and compliance with applicable regulations. The Investment Committee met six times during fiscal year 2004.

BOARD OF DIRECTORS. The Board of Directors held ten meetings and acted by unanimous written consent on three occasions during fiscal year 2004. All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served that were held in fiscal year 2004 while they were directors and a member of any such committee. All directors are expected to attend Southern Union's annual meeting of stockholders. Each Board member attended last year's annual meeting of stockholders.

                                 CODE OF ETHICS

The Company has had a code of ethics for its employees for at least the past fiscal year. During the fiscal year ended June 30, 2004, the Company adopted a revised version of its code of ethics to comply with SEC regulations and New York Stock Exchange listing standards. The Code of Ethics applies to all of the Company's employees, officers and directors and is available at HTTP://WWW.SOUTHERNUNIONCO.COM.

                              DIRECTOR INDEPENDENCE

The Board has determined that each of Messrs. Brodsky, Denius, Gitter, Rountree and Simms is an "independent director" under the current listing standards of the New York Stock Exchange (the "NYSE"). In so doing, the Board determined that each of these individuals met the "bright line" independence standards of the NYSE. In addition, the Board considered transactions and relationships between each director and any member of his immediate family and the Company. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

After consultation with the independent directors, the Board of Directors appointed Mr. Denius as the Independent Directors' Chairman. In his capacity as Independent Directors' Chairman, Mr. Denius presides over executive sessions of the independent directors, assists in setting the agenda for the independent director meetings and acts as a liaison between the independent directors and the management directors of the Company. The independent directors met as a group three times during fiscal year 2004, without management directors or employees of the Company present, to discuss matters related to the oversight of the Company, compliance with the New York Stock Exchange and Securities and Exchange Commission rules, and the performance of management.

Stockholders and other parties of interest who wish to communicate with the independent directors or the Independent Director's Chairman may do so in writing to the following address:

         Mr. Franklin W. Denius, Independent Directors' Chairman
         One PEI Center, Second Floor
         Wilkes-Barre, Pennsylvania 18711
         Attn: Office of the Secretary

All such correspondence is reviewed by the Secretary's office, which enters the material into a log for tracking purposes and forwards the material to each director as appropriate.

                               BOARD COMPENSATION

In 2004, Southern Union performed a review of the current compensation structure for non-management directors with assistance from an executive consulting firm. The review was conducted to ensure that the Company is effective in attracting and retaining qualified Board members and included an analysis of comparator groups as well as emerging trends related to boards of directors. Southern Union concluded that the compensation structure for 2004 must change to recognize increased responsibilities, time commitments and performance expectations of the Company's Board members.

During fiscal year 2004, compensation for each director was $75,000 per year, payable in quarterly installments, except for: Mr. George Lindemann (who was compensated as described elsewhere in this proxy statement as the Chief Executive Officer of the Company); Mr. Brennan (who was compensated as described elsewhere in this proxy statement as Vice Chairman of the Board of the Company and a member of the Executive Committee); and Mr. Karam (who was compensated as described elsewhere in this proxy statement as President and Chief Operating Officer of the Company). Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board and its committees. Additionally, members of the Board of Directors are offered medical and dental insurance at the same rates that employees of Southern Union are offered such insurance, and are provided with liability insurance coverage for their activities as directors of Southern Union.

                      DIRECTORS' DEFERRED COMPENSATION PLAN

The Board of Directors has a Directors' Deferred Compensation Plan that is designed to attract and retain well-qualified individuals to serve as outside directors and to enhance the identity of their interests and the interests of stockholders. Participation in the Directors' Plan is optional.

Under the Directors' Plan, each director who is not also an employee of the Company may choose to defer all or any percentage of his or her director's fees and invest such deferred amount in Common Stock. The Directors' Plan requires the Company to make a matching contribution of 100% of the first 10% of the participant's total director's fees, to the extent deferred.

A participating director is 100% vested with respect to the amount of director's fees that he or she elects to defer and any related income, gains and losses. The Company's matching contributions do not vest until the participating director either has completed five years of service as a director or dies while serving as a director. Deferred amounts may not be withdrawn by a participant until (i) 30 days after such time as the director either retires or ceases to be a director of the Company; or (ii) with the permission of the Board, in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors' Plan under certain circumstances, but the Board has no discretion regarding its administration.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's 2004 Annual Report with management that included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including their judgments about the quality, and not just the acceptability, of the Company's accounting policies as applied in its financial reporting.

The Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets regularly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of any non-audit services is compatible with maintaining their independence.

In performing all of these functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements with the standards of the Public Company Accounting Oversight Board (United States). In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

August 25, 2004                                   AUDIT COMMITTEE

                                                  Frank W. Denius, Chairman
                                                  David Brodsky
                                                  Ronald W. Simms



                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has served as the certified public accountants of the Company for the fiscal year ended June 30, 2004. For the fiscal year ended June 30, 2004, the total amount paid by the Company to PricewaterhouseCoopers LLP for audit services, audit-related services, tax services and other services was $1,119,000, $399,000, $20,000 and nil, respectively. Fees for audit service include professional services rendered in connection with the audit of the annual financial statements and review of the quarterly financial statements. Audit-related fees include accounting research, professional services rendered in connection with registration statements and professional services rendered in connection with Sarbanes-Oxley Section 404. Tax services include compliance, like-kind exchange tax planning and related tax services.

For the fiscal year ended June 30, 2003, the total amount paid by the Company to PricewaterhouseCoopers LLP for audit services, audit-related services, tax services and other services was $477,000, $18,000, $378,000 and $3,000, respectively. Fees for audit service include professional services rendered in connection with the audit of the annual financial statements and review of the quarterly financial statements. Audit-related fees include accounting research and professional services rendered in connection with registration statements. Tax services include compliance, like-kind exchange tax planning and related tax services. Other services include executive income tax return review.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee has adopted a policy requiring pre-approval of all services (audit and non-audit) to be provided to Southern Union by its independent auditor.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee closely aligns the total compensation of the executive officers with the profitability of the Company. The factors and criteria utilized by the Committee to set executive compensation levels include the assessment of comparable information from similarly sized operations. It is the philosophy of the Compensation Committee to set the base salaries and incentives of executive officers at an amount comparable to a financial peer group of other similarly sized companies. This peer group includes neighboring and other similarly sized natural gas distribution and transmission companies and other companies that share operating and financial characteristics with the Company. The Committee believes the performance on which executive officer compensation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.

Over time, the Committee has originated several equity-based compensation plans that serve to align executive officers pecuniary interests with those of the Company's stockholders. The 2003 Plan, 1992 Plan and Stock Plan were introduced in order to focus the attention of management on the long-term improvement of stockholder value. The Compensation Committee considers aspects of compensation provided to the executive officers prior to determining appropriate awards to be given under the stock-based employee benefit plans to each executive.

The Supplemental Plan is designed to encourage greater ownership of Company shares by executive employees by enhancing the Company's matching contribution, and to provide employee benefits similar to the benefits such employee would have received under the 401(k) Plan if not for the existence of certain limitations that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly compensated employees" as defined in the Code. Under the Supplemental Plan, an eligible employee may defer up to 100% of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Contributions"). In addition, the Supplemental Plan requires the Company to make a 100% matching contribution on Employee Contributions up to a maximum of 10% of the participant's annual compensation. The first 8% of the Employee Contributions, together with the Company's matching contributions, are invested by the Supplemental Plan's trustee in shares of Common Stock.

The Compensation Committee regularly reviews executive officer's (see "Executive Officers and Compensation -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements") base salary merit increases, cash incentive plan and stock option plan awards. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on executive officers' individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' individual performance during the prior fiscal year, but also relate to performance judgments as to the past contributions of the individual executive officers and judgments as to their individual contributions to the Company's strategic objectives. The Compensation Committee then determines compensation for such executive officers, in light of
(a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) individual executive officers' actual performance as compared to their individual goals supporting the Company's financial and operating objectives, (c) the Company's executive officer compensation levels relative to its peer group and (d) periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company. The Compensation Committee also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and independent compensation consultants and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expectation as to his future contributions in leading the Company.

The Chairman of the Board and Chief Executive Officer, the Vice Chairman, and the President and Chief Operating Officer were not included in the short- term incentive plan for 2004, but are eligible for bonuses under the Executive
Incentive Bonus Plan based on criteria as determined by the Compensation Committee. See "Executive Officers and Compensation -- Executive Compensation."

Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the Summary Compensation Table, unless such excess compensation is "performance-based" as defined in Section 162(m). In order for compensation to qualify as "performance-based," among other requirements, the performance goals must be (a) approved by stockholders and (b) set by a compensation committee consisting solely of two or more outside directors (as defined in Section 162(m)). Since stockholders approved the Executive Incentive Bonus Plan in 2003, the
Compensation Committee generally intends to grant awards under this plan consistent with the terms of Section 162(m) and the performance-based exception, so that such awards will not be subject to the $1 million limit. The Compensation Committee will review from time to time the potential impact of
Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions that it considers being in Southern Union's best interest and the best interest of the Company's stockholders, which may be based on tax deductibility as well as other considerations.

By:  The Compensation Committee

                  David Brodsky
                  Frank W. Denius
                  Kurt A. Gitter, M.D.

                       EXECUTIVE OFFICERS AND COMPENSATION

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Executive Officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, the Board reelects officers annually. The following Executive Officers of the Company are not directors.

MARK J. DECESARIS has been Executive Vice President and Chief Technology Officer since February 2003. Previously, he was employed by Penn Software and Technology Services, Inc., a member of the Penn Millers Group, as President and Chief Operating Officer for more than the past five years. Age: 45.

HARRY E. DOWLING has been President and Chief Operating Officer of PG Energy since August 2001. Previously, he had been Executive Vice President and Chief Operating Officer of PG Energy from November 1999 to July 2001. Mr. Dowling had held other financial and operating positions with Pennsylvania Enterprises, Inc. since 1975, most recently Vice President of Customer Services from 1996 to November 1999. Age: 55.

DAVID J. KVAPIL has been Executive Vice President and Chief Financial Officer since September 2001. He was Senior Vice President and Corporate Controller from December 1997 to September 2001, Vice President - Controller from July 1993 to 1997, and Controller from 1992 to 1993. Age: 49.

DENNIS K. MORGAN has been Executive Vice President -- Administration, General Counsel and Secretary since May 2001 and was Senior Vice President - Legal and Secretary from January 1998 to April 2001. He was Vice President - Legal and Secretary from 1991 to 1997. Previously, Mr. Morgan had held various legal positions with the Company or a subsidiary of the Company since 1981. Age: 56.

JAMES H. OGLESBY has been President of MGE since February 2002 and Chief Operating Officer of MGE since September 2001. Previously, Mr. Oglesby held other financial and operating positions with MGE since 1968, most recently Vice President of Operations since 1988. Age: 62.

THOMAS C. ROBILLARD has been President and Chief Operating Officer of Southern Union Company's New England Division since March 2001. Previously, Mr. Robillard had held other operating positions with various wholly owned subsidiaries of the Company since 1995. Age: 59.

DAVID W. STEVENS has been President and Chief Operating Officer of Southern Union Company's Panhandle Energy subsidiary since July 2003. Mr. Stevens was President and Chief Operating Officer of Southern Union Company's former Energy Worx, Inc. subsidiary from January 2003 to June 2003. Prior to that Mr. Stevens was Executive Vice President -- Utility Operations from May 2001 to December 2002 and President of Southern Union Gas from June 1998 to December 2002. Mr. Stevens held other operating positions with Southern Union Gas and its subsidiaries since 1984. Age: 45.

                             EXECUTIVE COMPENSATION

The following table sets forth the remuneration paid during fiscal year 2004 by the Company and its subsidiaries (i) to the Chairman of the Board and Chief Executive Officer and (ii) to each of the four most highly compensated key executive officers at June 30, 2004 of the Company (this group is referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION                       SECURITIES
                                                           -------------------   OTHER ANNUAL       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR         SALARY          BONUS           COMPENSATION     OPTIONS/SARS(1)    COMPENSATION(2)
---------------------------         ----         ------          -----           ------------     ---------------    ---------------
George L. Lindemann
   Chairman of the Board and        2004       $ 910,817       $ 600,000      $    640,596 (4)             --         $   151,082
   Chief Executive Officer          2003         310,419         149,168         3,061,473 (3)(4)          --              54,229
                                    2002         316,389          25,200           295,779 (4)             --              31,659

John E. Brennan
   Vice Chairman of the             2004         597,692         312,500           716,813 (3)(5)          --              91,019
   Board and Assistant              2003         411,539         197,500           952,057 (3)(5)          --              63,981
   Secretary                        2002         342,268          25,200           207,837 (3)(5)          --              35,401

Thomas F. Karam (6)
   President and Chief              2004         893,077       1,200,000           166,754 (4)             --             149,308
   Operating Officer                2003         600,000         902,648                -- (5)             --              93,598
                                    2002         508,461         725,000                -- (5)             --              61,510

David W. Stevens
   President and Chief              2004         418,462         137,600                -- (5)          21,000            109,523
   Operating Officer - Panhandle    2003         383,462         250,140                -- (5)             --             119,482
   Energy                           2002         388,757         208,381                -- (5)             --              87,408

David J. Kvapil
   Executive Vice President and     2004         348,269         262,500                -- (5)          21,000             61,076
   Chief Financial Officer          2003         271,153         132,647                -- (5)             --              41,480
                                    2002         256,109         108,522                -- (5)             --              35,463

----------------------------------------

(1) No Stock Appreciation Rights were granted in 2004, 2003 and 2002. Additionally, no restricted stock awards or long-term incentive plan payouts were made in 2004, 2003 or 2002.
(2) Company matching provided through the 401(k) Plan and the Supplemental Plan. See " -- Retirement Benefits."
(3) Includes the difference between the price paid by the individual for Common Stock purchased from the Company upon the exercise of non-qualified (but not incentive) stock options and the fair market value of such Common Stock. See "-- Options Exercised in 2004 and 2004 Year-End Values." In 2003 this amount was $2,688,715 for Mr. Lindemann and in 2004, 2003 and 2002 it was $716,813, $952,057 and $207,837, respectively, for Mr. Brennan.
(4) Includes perquisites and other personal benefits received from the Company, including the use of the Company aircraft.
(5) Does not include the value of perquisites and other personal benefits because the aggregate amount of such items, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named executive officer.
(6)  See "Certain Relationships."

                              OPTION GRANTS IN 2004

The following table provides information regarding the award of stock options to the Named Executive Officers during fiscal year 2004.

                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES
                                                                                                  OF STOCK PRICE APPRECIATION
                                                       INDIVIDUAL GRANTS                                FOR OPTION TERM (1)
                                                       -----------------                                -------------------
                           NUMBER OF      % OF TOTAL
                           SECURITIES       OPTIONS
                           UNDERLYING      GRANTED TO        EXERCISE OR
                            OPTIONS         EMPLOYEES        BASE PRICE         EXPIRATION
     NAME                  GRANTED (2)    IN FISCAL YEAR     PER SHARE (3)         DATE                 5%               10%
---------------------  ---------------- ----------------    ---------------   ---------------    ----------------  ---------------
George L. Lindemann           --              --  %          $   --                 --              $   --           $    --

John E. Brennan               --              --  %              --                 --                  --                --

Thomas F. Karam               --              --  %              --                 --                  --                --

David W. Stevens           12,600(4)        1.73  %             17.67             2/6/2014            139,992          354,768
                            8,400(4)        1.15  %             17.67             2/6/2014             93,328          236,512

David J. Kvapil            18,212(5)        2.50  %             17.67             2/6/2014            202,344          512,780
                            2,788(5)         .38  %             17.67             2/6/2014             30,976           78,500

----------------------------------------

(1) The dollar amounts under these columns are the result of calculations for the period from the date of grant to the expiration of the option at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionee is possible without an increase in price of the Common Stock. In order to realize the potential values set forth in the 5% and 10% columns of this table for options with a ten-year term, the per share price of Common Stock would be $28.78 and $45.82, respectively, or 63% and 159%, respectively, above the exercise or base price.
(2) All options are qualified except for each of the 8,400 and 2,788 options of Messrs. Stevens and Kvapil, respectively, which are non-qualified.
(3) All options were granted at 100% of the fair market value on the date of grant.
(4) Options vest over five years commencing on the first anniversary of the date of grant at 4,200 options per year with the non-qualified options vesting first.
(5) Options vest over five years commencing on the first anniversary of the date of grant with qualified options vesting at 3,271 options in each of years one and two, 3,270 options in year three and 4,200 options in each of years four and five. Non-qualified options vest 929 options in each of years one and two and 930 options in year three.

               OPTIONS EXERCISED IN 2004 AND 2004 YEAR-END VALUES

The following table provides information regarding the exercise of stock options, incentive and non-qualified, by each of the Named Executive Officers and the value of unexercised "in-the-money" options as of June 30, 2004.


                                                                   NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FISCAL YEAR END(1)           AT FISCAL YEAR END (2)
                                                              --------------------------------- ----------------------------------
                            SHARES ACQUIRED        VALUE
       NAME                  ON EXERCISE(1)       REALIZED      EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------   -------------------   -------------  ---------------   ---------------  -------------  --------------
George L. Lindemann                *           $     *            547,783           48,837       $  3,962,483    $   278,251
John E. Brennan                 58,521            716,813         192,547           10,212          1,836,282         60,242
Thomas F. Karam                    *                 *            638,371           15,318          6,423,613         90,362
David W. Stevens                 9,082            112,475         141,885           51,171            963,943        205,093
David J. Kvapil                 17,378            217,415          80,611           37,026            526,214        133,180


------------------

 * No options were exercised during the year ended June 30, 2004 by the Named Executive Officer

(1) The number of and exercise price for securities underlying exercised and unexercised options have been adjusted to reflect each of the stock dividends and stock splits in the form of a stock dividend after their date of grant to the date of this proxy statement.
(2) Based on a closing price on June 30, 2004 of $20.08 per share as reported by the New York Stock Exchange.

                               RETIREMENT BENEFITS

The Company sponsors eight "Qualified" retirement income plans and three "Non-Qualified" retirement income plans. The eight Qualified Plans cover substantially all employees of Southern Union Company and its various divisions and subsidiaries, but do not cover employees of the corporate headquarters and Panhandle Energy. None of the individuals listed in the Summary Compensation Table are presently covered by any qualified plan. Mr. Karam was previously covered by the Employees' Retirement Plan of Southern Union Company Pennsylvania Division (the "PGE Plan") until December 31, 2001, when he assumed corporate responsibilities. No further retirement benefits are accruing for Mr. Karam at this time under any of the above referenced plans. Mr. Stevens is the only individual listed in the Summary Compensation Table covered by the Non-Qualified Plan known as the Southern Union Company Supplemental Retirement Plan (the "Supplemental Plan").

The Supplemental Plan converted effective December 31, 1998 from a traditional defined benefit plan with benefits based on years of service and final average compensation to cash balance defined benefit plan in which an account is maintained for each employee. The initial value of the account was determined as the actuarial present value (as defined in the Plan) of the benefit accrued at transition (December 31, 1998) under the pre-existing traditional defined benefit plan. Future contribution credits to the accounts are based on a percentage of future compensation, which varies by individual and is 8.0% for Mr. Stevens. Interest credits to the cash balance account are based on 30-year Treasury bond yields. Normal retirement age under each of the plans is defined as age 65.

The data for each of the Named Executive Officers is shown in the following table assuming 5% growth in annual compensation, 6% future Treasury bond yields under the cash balance plan, and actuarial conversions at normal retirement age based on a 6% interest rate.

                                             ESTIMATED ANNUAL BENEFITS AT NORMAL
         NAME                                 RETIREMENT AGE FROM QUALIFIED PLAN
    -------------------------------         ------------------------------------
     George L. Lindemann                         $             --
     John E. Brennan                                           --
     Thomas F. Karam                                       15,587
     David W. Stevens                                          --
     David J. Kvapil                                           --

Benefits under the Supplemental Plan are paid in five annual installments which deplete the account balance. The average annual benefit payable in five annual installments at normal retirement age from the Supplemental Plan for Mr. Stevens is $969,928. The average annual benefit payable in five annual installments assuming immediate termination from the Supplemental Plan for Mr. Stevens is $99,277.





EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
     ARRANGEMENTS

All executive officers of the Company, unless noted, serve at the discretion of the Board. Generally, the Board appoints the executive officers to their position annually.

As of June 30, 2004, the Company has an employment agreement in effect with Mr. Karam that provides that during the term of the agreement, his base salary will not be reduced and he will remain eligible for participation in the Company's executive compensation and benefit programs. Additionally, the agreement provides for an annual bonus of $600,000 to be paid on July 1st of each year. The agreement runs until June 30, 2010 and provides that if, in the sole discretion of Southern Union, certain mutually agreed financial performance goals are achieved, the agreement will be automatically renewed for 12 months.

The agreement provides that Mr. Karam may terminate the agreement at any time by delivering written notice of termination to the Board at least 30 calendar days prior to the effective date of such termination, in which case he will be entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, the agreement provides that he may terminate the agreement for "good reason," which is defined in the agreement, in general, as any substantial change in the nature of his employment by the Company without his express written consent; the requirement that he be based at a location at least 50 miles further from his current residence; any reduction in his base salary; any material reduction in his level of participation in any compensation, benefit or retirement plans; and any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the agreement. In the event of termination for good reason, absent a change in control, Mr. Karam will be entitled to receive, in a lump sum payment, an amount equal to one times his annual base salary and all remaining unpaid annual bonus payments.

The agreement provides that if within two years following the effective date of a change in control Mr. Karam is terminated, he is entitled to certain severance benefits. Mr. Karam's agreement provides that, in the event of termination of his employment in connection with a change in control, he is entitled to a lump sum payment consisting of the following components: (i) an amount equal to three times the base salary in effect; (ii) an amount equal to three times his target bonus potential established for the fiscal year in which the effective date of termination occurs; (iii) an amount equal to his unpaid annual bonus payments
(iv) an amount equal to his unpaid base salary and accrued vacation pay through the effective date of termination; and (v) an amount equal to a pro rata share of his targeted bonus payment, established for the plan year in which termination occurs. Additionally, Mr. Karam is entitled to a continuation of life and medical benefits for a period of three full years after the effective date of termination.

The employment agreement with Mr. Karam provides that the continuation of medical, dental and life insurance shall be discontinued prior to the end of the applicable periods in the event he has available substantially similar benefits from a subsequent employer. Additionally, the agreement provides for excise tax equalization payments.

As of June 30, 2004, the Company also has an employment agreement in effect with Mr. Stevens that provides that during the term of the agreement, his base salary will not be reduced and he will remain eligible for participation in the Company's executive compensation and benefit programs. The agreement runs until October 31, 2005 and is automatically extended for additional one-year terms, unless terminated by either party.

The agreement provides that Mr. Stevens may terminate the agreement at any time by delivering written notice of termination to the President at least 30 calendar days prior to the effective date of such termination, in which case he will be entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, the agreement provides that he may terminate the agreement for "good reason," which is defined in the agreement, in general, as any substantial change in the nature of his employment by the Company without his express written consent; any reduction in his base salary; the requirement that he be based at a location at least 50 miles further than from his current principal location of employment; any material reduction in his level of participation in any compensation, benefit or retirement plans; any failure by the Company to pay any portion of his current cash compensation when due; and any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the agreement.

In the event of termination for good reason, or voluntary termination by Mr. Stevens within one year following a change in control, he is entitled to certain severance benefits. Mr. Stevens' agreement provides that he is entitled to: (i) accrued but unpaid base salary and accrued vacation pay through the effective date of termination; (ii) any unpaid annual incentive compensation earned but not paid; (iii) an amount equal to 0.75 times the sum of the base salary and total potential annual incentive compensation in effect; (iv) an amount equal to
2.25 times the sum of the base salary and total potential annual incentive compensation in effect payable in 36 equal monthly installments as a Non-Compete Payment; and (v) any amounts payable to him under the terms of the Company benefit plans and programs in which he is a participant, at the time such payments are due. Additionally, Mr. Stevens is entitled to a continuation of life and medical benefits for a period of three full years after the effective date of termination.

The employment agreement with Mr. Stevens provides that the continuation of life and medical benefits shall be correspondingly reduced prior to the end of the applicable periods in the event he has available substantially similar benefits from a subsequent employer. In addition, any unvested stock options held by Mr. Stevens shall be deemed fully vested and exercisable within three years from the effective date of termination. Mr. Stevens shall also be provided with title to his Company automobile at the effective date of his termination. Additionally, the agreement provides for excise tax equalization payments.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board formed a Compensation Committee in July 2003, currently composed of Messrs. Brodsky (Chairman), Gitter and Denius (except as to certain tax related matters). Mr. Denius had served as President of Southern Union prior to 1990. Among other things this Committee: (i) determines the appropriate level of compensation for certain Officers of Southern Union; (ii) administers the 2003 Plan and determines grants to be made under the 2003 Plan; (iii) administers the Executive Incentive Bonus Plan; and (iv) will review and recommend to the Board any changes to director compensation.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and certain officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. These officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the forms furnished to the Company, or written representations that no Forms 5 were required, during fiscal year 2004, Securities and Exchange Commission filings of the Company's executive officers, directors and greater than 10% stockholders, if any, complied with all applicable Section 16(a) filing requirements with respect to any open market transactions by these individuals. Southern Union has outsourced the operations of certain of its equity compensation plans to an independent contractor. With the Securities and Exchange Commission's new rules requiring accelerated reporting of transactions by equity compensation plans, the independent contractor had difficulty meeting the reporting deadlines. As a result, certain transactions by the Company's equity compensation plans on behalf of the Company's directors and executive officers were reported late during fiscal year 2004.

                               SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Common Stock beneficially owned by each director, by each Named Executive Officer, by each person known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, and by all directors and executive officers as a group on August 31, 2004, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. Number of shares held excludes options to acquire shares of Common Stock that are not exercisable within 60 days of September 8, 2004.


                                                             AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                                  NUMBER OF SHARES                  PERCENT
  NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED(1)                OF CLASS
----------------------------                               ----------------------------            ----------
George L. Lindemann ............................................... 6,937,902(2)(3)                  8.42%
Adam M. Lindemann ................................................. 3,517,798(3)(4)                  4.30%
George Lindemann, Jr .............................................. 3,522,048(3)(5)                  4.30%
     4500 Biscayne Boulevard
     Miami, Florida 33137
Sloan N. Lindemann ................................................ 3,520,765(3)                     4.30%
     550 Park Avenue
     New York, New York 10021
John E. Brennan ...................................................   980,449(6)                     1.19%
David Brodsky .....................................................    46,189(7)                       *
Frank W. Denius ...................................................   114,339(8)                       *
Kurt A. Gitter, M.D ...............................................   240,256(9)                       *
Thomas F. Karam ...................................................   920,439(10)                    1.12%
George Rountree, III ..............................................    81,103(11)                      *
Ronald W. Simms ...................................................   837,417(12)                    1.02%
David J. Kvapil ...................................................   152,878(13)                      *
David W. Stevens ..................................................   242,129(14)                      *
Baron Capital Group ............................................... 4,241,251(15)                    5.18%
     767 Fifth Avenue, 49th Floor
     New York, New York 10153
All directors and executive officers ..............................14,811,205(16)                   18.09%
     as a group (16 persons)


---------------------------

* Less than 1%.
(1) Includes options to acquire shares of Common Stock that are exercisable presently or within 60 days of September 8, 2004. All shares owned by each director or Named Executive Officer in the 401(k) Plan, Directors' Plan, Supplemental Plan and Southern Union Company Direct Stock Purchase Plan is as of June 30, 2004.
(2) Includes: 3,180,136 shares owned by SUG 1 L.P., in which Mr. Lindemann is the sole general partner; 3,133,867 shares owned by SUG 2 L.P., in which Mr. Lindemann's wife, Dr. F.B. Lindemann, is the sole general partner; 52,081 vested shares held through the Southern Union Supplemental Plan for Mr. Lindemann; 24,035 vested shares held by the 401(k) Plan for Mr. Lindemann; and 547,783 shares Mr. Lindemann is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.
(3) This information regarding direct share ownership by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) (together, the "Lindemann Family") generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through August 15, 2000) as adjusted for any stock dividends and splits since the date of such report filed by George L. Lindemann, Adam M. Lindemann, Sloan N. Lindemann, SUG 1 L.P., SUG 2 L.P. and SUG 3 L.P. In addition, information regarding share ownership by George L. Lindemann (including shares beneficially owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual share ownership except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).
(4)  Includes 14,485 vested shares pursuant to the Directors' Plan.
(5) These shares are owned by SUG 3 L.P., in which George Lindemann Jr. is the sole general partner.
(6) Includes: 20,225 vested shares held by the 401(k) Plan; 35,517 vested shares held through the Supplemental Plan; 6,067 shares owned by Mr. Brennan's wife; 257,448 shares held in two separate trusts for the benefit of members of Mr. Brennan's family; 68,079 shares are held in an irrevocable trust under the Stock Plan; and 192,547 shares that Mr. Brennan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.
(7) Includes: 5,140 vested shares pursuant to the Directors' Plan; and 4,299 shares owned by the David L. Brodsky Retirement Plan, by Van Liew Capital and Trust Company, as trustee. Mr. Brodsky disclaims beneficial ownership of the Retirement Plan shares, to the extent that he does not have a pecuniary interest therein.
(8) Includes: 1,159 shares owned by Mr. Denius' wife; 65,655 shares owned by The Effie and Wofford Cain Foundation (the "Foundation"), of which Mr. Denius is a director; and 16,783 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of the shares held by the Foundation because he does not have a pecuniary interest in or control of the Foundation's assets.
(9) Includes: 18,989 vested shares pursuant to the Directors' Plan; and 1,214 shares owned by Dr. Gitter's daughter. (10) Includes: 109,374 shares held by various entities through which Mr. Karam has equity interest and voting power; 26,379 shares held in the name of Lakeside Drive Association, in which Mr. Karam's wife has an interest; 13,269 vested shares held by the 401(k) Plan; 47,738 vested shares held through the Supplemental Plan; and 638,371 shares that Mr. Karam is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Option Plan and the 1992 Plan.
(11) Includes: 1,753 shares owned by Mr. Rountree's wife; 29,235 vested shares pursuant to the Directors' Plan; and 3,827 shares owned by the Rountree, Losee & Baldwin Profit Sharing Plan & Trust for which Mr. Rountree is a co-trustee and co-administrator. Mr. Rountree disclaims beneficial ownership of shares held by such plan to the extent that he has no pecuniary interest therein.
(12) Includes: 187,630 shares owned by Mr. Simms's wife; 217,326 shares for which Mr. Simms has voting power; 84,393 shares that Mr. Simms is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Incentive Plan; and 10,604 vested shares pursuant to the Directors' Plan.
(13) Includes: 80,611 shares Mr. Kvapil is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan; 8,215 vested shares held through the 401(k) Plan; 35,539 vested shares held through the Supplemental Plan; and 4,400 shares held through the Direct Stock Purchase Plan.
(14) Includes: 141,885 shares that Mr. Stevens is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan; 21,866 vested shares held by the 401(k) Plan; and 44,096 vested shares held through the Supplemental Plan.
(15) This information regarding share ownership by Baron Capital Group ("BCG") was obtained from and is reported herein in reliance upon a Schedule 13F, through June 30, 2004 (as adjusted for any stock dividend since the date of such report) (the "Baron Filing"), filed by BCG, BAMCO ("BAMCO"), Baron Capital Management, ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron (collectively, the "Baron Filing Group"). The members of the Baron Filing Group disclaim beneficial ownership in each other's shares.
(16) Excludes options granted pursuant to the 2003 Plan and the 1992 Plan to acquire shares of Common Stock that are not presently exercisable or do not become exercisable within 60 days of September 8, 2004. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Also, includes 297,634 shares held by a "Rabbi Trust" known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements ("Rabbi Trust"). The shares are held as a part of Southern Union's efforts to provide funding for a portion of the future liability under the Southern Union Supplemental Executive Retirement Plan ("SERP"). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP.

                         COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Supercomposite Gas Utilities Index ("S&P Supercomposite Gas Utilities Index"). The comparison assumes $100 was invested on June 30, 1999 in the Common Stock, the S&P 500 Index and in the S&P Supercomposite Gas Utilities Index. Each case assumes reinvestment of dividends.



                                                          1999          2000          2001          2002           2003         2004
Southern Union .................................           100            80           103            95             95          124
S&P 500 Index ..................................           100           107            91            75             75           89
S&P Supercomposite
     Gas Utilities Index .......................           100           116           137            96             91          100

The following companies are included in the S&P Supercomposite Gas Utilities Index used in the graph: AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, KeySpan Corporation, The Laclede Group, Inc., New Jersey Resources Corporation, Nicor, Inc., NiSource, Inc., Northwest Natural Gas Company, NUI Corporation, Peoples Energy Corporation, Piedmont Natural Gas Company, Inc., Southern Union Company, Southwest Gas Corporation, UGI Corporation and WGL Holdings, Inc.

                              CERTAIN RELATIONSHIPS

In December 1999, the Company advanced $4,000,000 and entered into a note agreement with Thomas F. Karam, who is the President and Chief Operating Officer and a director of Southern Union. The note calls for nine annual payments of $569,510 commencing on December 20, 2000, and the outstanding principal balance and any accrued but unpaid interest are due and payable on December 20, 2009. The note bears interest at 7% per annum and is collateralized by the outstanding stock options of Mr. Karam. Mr. Karam is current in his payments and the outstanding balance of the note is $2,856,304, and during fiscal year 2004 the largest principal amount due was $3,203,986.

In January 2000, the Company advanced $308,000 and entered into a note agreement with Dennis K. Morgan, Executive Vice President -- Administration, General Counsel and Secretary of Southern Union. The note calls for monthly payments of $1,500 commencing on February 15, 2000, and the outstanding principal balance and any accrued but unpaid interest due and payable on January 27, 2010. The note bears interest at five basis points plus the Eurodollar Rate per annum and is uncollateralized. Mr. Morgan is current in his payments and the outstanding balance of the note is $280,313, and during fiscal year 2004 the largest principal amount due was $291,932.

Since 1993 Southern Union has maintained executive offices in New York City for its Chairman and Vice Chairman, and for use by other Company executives, directors and representatives when conducting business there. The space is sublet from Activated Communications, Inc. ("Activated"), an entity owned by Chairman Lindemann and members of his family. Payments to Activated during the fiscal years ended June 30, 2004, 2003, and 2002 for reimbursement of lease expenses were $713,000, $690,000 and $257,000, respectively, which were calculated pursuant to a cost sharing arrangement approved by disinterested directors in 1993. During fiscal 2003 Southern Union renovated the office space and during the renovation period, Southern Union leased temporary space at a cost of $313,000 for shared use by Company personnel and representatives, and other non-Company personnel who office in the leased space, including director Adam Lindemann and persons employed by him or businesses he controls.

The Audit Committee has recently reevaluated the 1993 cost sharing arrangement and has determined that it is in the Company's best interest to maintain a presence in New York City. Based on such reevaluation, Southern Union will assume the lease from Activated and enter into a sublease arrangement with Activated. The sublease will require payments in advance from Activated with the payment based on the direct space utilized by Activated and a portion of the common area office space.

Certain Southern Union executive officers, directors and employees have invested an aggregate of approximately $2,600,000 and beneficially own in the aggregate approximately a three percent equity ownership interest either directly, indirectly or through a partnership unrelated to Southern Union, in Advent Networks, Inc. (Advent), a private technology company in which Southern Union also maintains an investment. As of June 30, 2004, the Company had a $5,433,000 equity investment in, and held $11,500,000 of convertible notes of, Advent. All of the convertible notes bear interest at 10% per annum and convert into equity at a ratio determined upon the next equity financing of Advent or upon a change of control of Advent. The convertible notes may be due on demand at the request of Southern Union. Additionally, a wholly owned subsidiary of Southern Union has guaranteed a $4,000,000 line of credit between Advent and a bank.

                        THE COMPANY'S 2004 ANNUAL REPORT

The Company's Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon written request to the Secretary of the Company. Neither such Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended June 30, 2004 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                                     By Order of the Board of Directors,


                                     /S/ DENNIS K. MORGAN
                                     -----------------------------
                                     DENNIS K. MORGAN
                                     SECRETARY

Wilkes-Barre, Pennsylvania
September 27, 2004

                                                                      APPENDIX A

                             SOUTHERN UNION COMPANY

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER



         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Southern Union Company, a Delaware corporation (the "Company"), in accordance with its powers and purposes as set forth in Article IV of the Bylaws of the Company, as amended from time to time, shall, among other things:

A. Consist of no fewer than three members, and, in the business judgment of the Board, each of its members shall meet the independence and experience requirements, and one or more of its members shall meet any additional applicable requirements including as to financial or accounting expertise, as may be required for a public company under federal securities law and the rules and regulations of the Securities and Exchange Commission (the "SEC"), including for a New York Stock Exchange Listed Company, in each instance taking into consideration specific relevant precedent, commentary and other advisory information available when such judgment is or should be made. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate (including the authority to grant preapprovals of audit and permitted non-audit services); PROVIDED THAT, the decisions and deliberations of any such subcommittee shall be presented to the full Committee at its next scheduled meeting.

B. Assist Board oversight of (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company's independent auditor; and (4) the performance of the Company's internal audit function and independent auditors.

C. Prepare a Committee report as required by the SEC to be included in the Company's annual proxy statement.

D. Conduct an annual evaluation of the Committee's performance. As part of such evaluation, the Committee shall compare its performance with the requirements of this charter, identify its objectives for the next year, review and reassess the adequacy of this charter and recommend to the Board changes in this charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board at least annually in such manner as the Committee determines.

E. Provide an open avenue of communication between the internal auditors, the Company's independent auditor, and the Board, the representative of the Company's stockholders.

F. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and related disclosures, including "disclosure controls and procedures" (as defined under SEC Rules 13a-15(e) and 15d-15(e)) and "internal control over financial reporting" (as defined under SEC Rules 13a-15(f) and 15d-15(f)), and the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or disclosure matters.

G. Appoint, retain, compensate, evaluate and terminate the Company's independent auditor. The Committee shall have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor and the internal auditor shall report directly to the Committee.

H.   Preapprove  all  auditing   services  and   permitted   non-audit  services
     (including fees and terms thereof) to be provided to the Company by its independent auditor, other than non-audit services not recognized to be non-audit services at the time of the engagement that meet the de minimis exceptions described in Section 10A(i)(1)(B)(i) of the Securities Exchange Act of 1934, as amended; PROVIDED THAT, they are approved by the Committee prior to the completion of the audit.

I. Review, and consult with the Company's independent auditor and such representatives of the Company, including its management, as the Committee deems appropriate, regarding, an annual audit's scope and plan and the result of each annual audit.

J. At least annually, obtain and review a report by the Company's independent auditor describing: (1) such auditor's internal quality-control procedures;
     (2) any material issues raised by the most recent internal quality-control review, or peer review, of such auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such auditor, and any steps taken to deal with any such issues; and (3) all relationships between such auditor and the Company.

K. After reviewing the foregoing report, evaluate and assess the adequacy of the qualifications, performance and independence of the Company's independent auditor. The evaluation should include the review and evaluation of the lead partner of such auditor. In making such evaluation, the Committee should take into account the opinions of management and the Company's internal auditor. The Committee should present its conclusions with respect to the independent auditor to the full Board.

L. Obtain from the Company's independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated and that such auditor does not have any reason to believe that there has been conduct in violation of Rule 13b2-2 of the Exchange Act.

M. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by applicable law or regulations pertaining to the Company and its independent auditor. The Committee from time to time should also consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm. The Committee should present its conclusions with respect to the independent auditor to the full Board.

N.   Review,  as the  Committee  deems appropriate,  filings and other published
     Company   documents  containing   the  Company's   consolidated   financial
     statements.

O. Discuss the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing with the SEC, and discuss the Company's earnings press releases, as well as any significant financial information and earnings guidance provided to analysts and rating agencies, which need not occur prior to release unless material and not consistent with the types of information or presentation the Company generally has made previously.

P. Discuss policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Q. Consult and meet separately, periodically, with the Company's independent auditor, with the Company's internal auditor and with such representatives of the Company's management as the Committee may deem necessary, regarding, and review:

          1. all critical accounting policies and practices to be used by the Company's independent auditor;

          2. the Company's application (considering both acceptability and appropriateness) of accounting principles, and the clarity of the Company's disclosures regarding such application and principles;

          3. material changes proposed to be made in any such application of accounting principles or any such controls and procedures (either as a matter of discretion or required as a result of changes in such principles) and other changes when made;

          4. all alternative treatments of financial information within generally accepted accounting principles that have been discussed by the Company's independent auditor and the Company's management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company's independent auditor;

          5. the Company's "disclosure controls and procedures" (as defined under SEC Rules 13a-15(e) and 15d-15(e)) and "internal control over financial reporting" (as defined under SEC Rules 13a-15(f) and 15d-15(f)), such review to include a discussion with the Chief Executive Officer and the Chief Financial Officer regarding their quarterly evaluation of such controls, including any significant deficiencies in the design or operation of such controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in such controls;

          6. the qualitative views of such persons with respect thereto and to possible reactions of the Company's stockholders; and

          7. material written communications between the Company's independent auditor and the Company's management, such as any management letter or schedule of unadjusted differences.

     In light of such review, consultations and meetings, the Committee should make such recommendations concerning the same to the Company's management as the Committee deems appropriate and, if it deems appropriate, report or direct the Company's management to report on such matters to the Board.

R. Review (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the Company's independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (4) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

S. Review regularly with the Company's independent auditor any audit problems or difficulties, including any restrictions on the scope of such auditor's activities or on access to requested information, and any disagreements with management, and management's response thereto. Such review should include a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

T. Set clear Company policies for hiring employees or former employees of the Company's independent auditor, particularly for management positions or if such person provided services to the Company.

U. Review with counsel to the Company, appropriate representatives of management and the Company's independent auditor, litigation, regulatory proceedings and issues of compliance with applicable law that could have an impact on the Company's consolidated financial statements and public disclosure.

V. After consultation with such representatives of the Company's management as the Committee may deem necessary, review annually with the Company's independent auditor each professional service (in addition to the audit services that they provided pursuant to their engagement by the Committee) that was provided in the previous year (subject to Item G above) or is then proposed to be provided in the subsequent year to the Company by the Company's independent auditor and the fees there for.

W. Keep a record of its proceedings and regularly provide summary reports to the Board, or as otherwise provided by law or whenever it shall be called upon by the Board to do so.

X. Develop and recommend to the Board a code of business conduct and ethics for directors, officers and employees of the Company, to disclose promptly any waivers of the code for directors or executive officers, and to review the code and monitor compliance at least once a year.

Y. Perform or cause to be performed such other duties, functions or investigations with respect to the Company's accounting and financial reports, and internal controls and procedures as the Committee deems necessary and consistent with Article IV of the Bylaws of the Company, or as otherwise specifically directed by the Board.

Z. Possess the sole authority and discretion, to the extent it deems necessary or appropriate, to retain or engage independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (1) compensation (a) to the independent auditor for the purpose of preparing, rendering or issuing an audit report or performing other audit, review or attest services for the Company and
     (b) to the independent legal, accounting or other advisors employed by the Committee, and (2) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             SOUTHERN UNION COMPANY

                            FOR THE OCTOBER 28, 2004
                         ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints George L. Lindemann and Thomas F. Karam, or either of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on October 28, 2004 at 11:00 a.m. Eastern Time at The Regency, 540 Park Avenue at 61st Street, New York, New York or at any adjournment or postponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of Directors recommends a vote "FOR" the nominees.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                                   DETACH HERE

[X] Please mark votes as in this example.

1. Election of the following nominees as Class II Directors
   Nominees: (01) Kurt A. Gitter, (02) Adam M. Lindemann and (03) George Rountree, III.

     FOR    [   ]      WITHHELD  [    ]

     ----------------------------------------------------------------------
     Withheld for the following only (write the name of the nominee(s) on the space above)


MARK HERE IF YOU PLAN TO ATTEND THE MEETING [    ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [    ]

Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States of America, even if you plan to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears to the left.


------------------------------------      --------------------------------------
Signature                                 Date

------------------------------------      --------------------------------------
Signature                                 Date